Portions of this exhibit have been omitted pursuant to a request for confidential treatment
- - ----------------------------

                                 Exhibit 10(c)




                            DATED January 27, 1994








                              AMDAHL CORPORATION

                                      and

                                FUJITSU LIMITED









                                LOAN AGREEMENT

(The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations (as defined in Schedule II hereof) pursuant to, and to the extent provided in, Schedule II, by the maker hereof and the payee named herein in favor of the Senior Creditors referred to in
Schedule II)

                                   CONTENTS

Clause          Heading

 1.     Definitions
 2.     The Facility and Subordination
 3.     Purpose
 4.     Maximum Amount
 5.     Conditions Precedent
 6.     Conditions Subsequent
 7.     Availability of the Loan Facility
 8.     Interest Period for the Loan
 9.     Interest on the Loan
10.     Alternative Interest Rates and
          Interest on Late Payments
11.     Repayment of Loan Facility
12.     Prepayment of Loan
13.     Payments; Subordination
14.     Deduction of Tax
15.     Representations and Warranties
16.     Affirmative Covenants
17.     Acceleration and Termination
          in Case of Default
18.     Expenses
19.     Stamp Duty
20.     Assignments and Transfers
21.     Calculations and evidence of debt
22.     Notices
23.     Invalidity of Provisions
24.     Waivers and Counterparts
25.     Governing Law and Jurisdiction


                                   SCHEDULES

Schedule I      Form of Notice of Drawdown
Schedule II     Terms and Conditions of Subordination

THIS AGREEMENT (together with the Schedules hereto, "the Agreement") is made on January 27, 1994

BETWEEN

(1) AMDAHL CORPORATION, a U.S. corporation incorporated under the laws of the state of Delaware, with its principal office at 1250 East Arques Avenue, P.O. Box 3470, Sunnyvale, California, 94088-3470, U.S.A. ("the Borrower"); and

(2) FUJITSU LIMITED, a Japanese company, with its principal office at 6-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo 100, Japan ("the Lender").

WHEREAS

(A) The Borrower is negotiating a credit facility whereby the Syndicate Banks would agree to make certain loans available to the Borrower upon and subject to the terms and conditions of the Syndicate Credit Agreement and the Offshore Credit Facilities, respectively; and

(B) The Lender has agreed to make available to the Borrower the Loan Facility and has further agreed that its rights and obligations in respect of the Loan Facility shall be subordinated to those of the Syndicate Banks and Offshore Lenders on the terms and conditions set out herein; and

(C) The Lender has accordingly agreed to make available to the Borrower the Loan Facility upon and subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-


                                  DEFINITIONS
                                  -----------

1.      Definitions
        -----------

1.1     In this Agreement, save where the context otherwise requires:

"Bankruptcy Code"       means the Federal Bankruptcy Reform Act of 1978 (11
                        U.S.C. (S)101, et seq.).
                                       ------

"Borrowings"            means in relation to any person, at any time, any
                        indebtedness incurred in respect of:-

                        (i) the principal amount outstanding in respect of moneys borrowed or raised other than, in the case of the Borrower, between members of the Borrower's group of companies, but including bank borrowings as defined in Clause 6.1;

                        (ii) the capital portion of any hire purchase and finance lease commitments;

                        (iii) the principal amount outstanding in respect of any indebtedness in respect of any debenture, loan, stock, note, bond or other security or acceptance credit bill discounting or note purchase facility;

                        (iv)    any indebtedness in respect of the
                                acquisition cost of assets or services to the extent payable more than six months after the time of acquisition or possession thereof by the party liable;

                        (v) any guarantee (other than guarantees of the obligations of other group companies) or other assurance against financial loss in respect of such monies, capital portion or indebtedness;

                        (vi) any letters of credit, stand-by letters of credit or other instruments issued in connection with the performance of contracts; and

                        (vii) any forward overseas exchange contracts entered into with indebtedness calculated at the rate of 10% of the contract value for contracts of up to twelve months duration and 20% of the contract value for contracts in excess of twelve months;

"Business Day"          means any weekday which is not a public holiday in
                        Japan, California, New York or London;

"Closing Date"          means the date on which all conditions precedent set
                        forth in Clause 5 are satisfied or waived by the Lender.

"Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

"Commitment Period"     means, in relation to the Loan Facility, the period
                        beginning on the Closing Date and ending on the Repayment Date;

"Contractual
   Obligation"          means as to any Person any provision of any security
                        issued by such Person or any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound;

"Drawdown"              means the making of an advance under the Loan Facility;

"Drawdown Date"         means the date of Drawdown of a tranche in accordance
                        with the terms of Clause 7.2;

"Environmental
   Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower or any of its Subsidiaries.

"Environmental Laws"    means all federal, state or local laws, statutes, common
                        law duties, rules, regulations, ordinances and codes,
                        together with all administrative orders, directed
                        duties, requests, licenses, authorizations and permits
                        of, and agreements with, any Governmental Authorities,
                        in each case relating to environmental, health, safety
                        and land use matters; including the Comprehensive
                        Environmental Response, Compensation and Liability Act
                        of 1980 ("CERCLA"), the Clean Air Act, the Federal Water
                                 --------
                        Pollution Control Act 1972, the Solid Waste Disposal
                        Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California
                        Hazardous Waste Control Law, the California Solid Waste
                        Management, Resource, Recovery and Recycling Act, the
                        California Water Code and the California Health and
                        Safety Code.

"ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

"ERISA Event"           means (a) a Reportable Event with respect to a Pension
                        Plan; (b) a withdrawal by the Borrower from a Pension
                        Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
                        Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Borrower to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under
                        Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension
                        Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower; or (g) an application for a funding waiver or an extension of any amortization period pursuant to
                        Section 412 of the Code with respect to any Pension
                        Plan.

"Event of Default"      means any of the events specified in Clause 17.1;

"Exchange Act"          means the Securities and Exchange Act of 1934, and
                        regulations promulgated thereunder.

"FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

"Governmental
   Authority"           means any nation or government, any state or other
                        political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Hazardous
   Materials"           means all those substances that are regulated by, or
                        which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

"IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

"Intercreditor
   Agreement"           means the agreement to be entered into from time to time
                        between the Syndicate Banks and certain financial institutions providing for sharing of collateral and other matters relating to the Offshore Credit Facilities and the Syndicate Credit Agreement with the same period as the Syndicate Credit Agreement.

"Interest               means in respect of the Loan and any Interest Period
   Determination        relating thereto the Interest Determination Date as
   Date"                defined in Clause 9.2;

"Interest Payment       means the last day of an Interest Period;
   Date"


"Interest Period"       means, in relation to the Loan a period of three months
                        as determined in accordance with Clause 8 for the purpose of determining the rate of interest applicable to the Loan from time to time;

"LIBOR"                 means LIBOR as determined pursuant to Clause 9;

"Loan" means the principal amount for the time being outstanding under the Loan Facility;

"Loan Facility"         means the term loan facility in the maximum aggregate
                        principal United States dollars amount of US$100,000,000 granted to the Borrower by the Lender pursuant to Clause
                        2;

"Margin Stock"          means "margin stock" as such term is defined in
                        Regulation U of the FRB.

"Material Adverse
   Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform under any Subordinated Loan Document and avoid any Event of Default (other than an Event of Default waived by the Lender in its sole discretion); or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Subordinated Loan Document;

"Notice of Drawdown"    means a notice in the form set out in Schedule I duly
                        completed and signed by the Borrower;

"Offshore Credit        means any loan agreement, credit agreement, note, letter
   Facilities"          of credit reimbursement agreement or other document,
                        instrument or agreement governing the extension of credit by any Offshore Lender now or hereafter existing, in the amount of up to $70,000,000, to the extent that the obligations of the Subsidiaries of the Borrower to the Offshore Lenders are secured by the security interests which are the subject of the Intercreditor
                        Agreement, and guaranties and collateral documents relating thereto.

"Offshore Lender"       means any bank or other financial institution which is
                        or becomes a party to the Intercreditor Agreement in a capacity other than as a Syndicate Bank.

"Organization
   Documents"           means, for any corporation, the certificate or articles
                        of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

"PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

"Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, or is obligated to make contributions and includes any Pension Plan.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment
- - --------------------------
"Potential Event of     means any event which, with the giving of notice and/or
   Default"             the lapse of time would constitute an Event of Default;

"Reference Banks"       means the principal London office of Bank of America and
                        The Industrial Bank of Japan, Limited;

"Repayment Date"        means January 28, 1997;

"Reportable Event"      means, any of the events set forth in Section 4043 (b)
                        of ERISA, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Responsible            means the chairman, chief executive officer, chief
   Officer"             financial officer, treasurer or assistant treasurer of
                        the Borrower, or any other officer having substantially the same authority and responsibility.

"Senior Creditor        means the Agent under the Intercreditor Agreement and
   Agent"               any successor thereto.

"Senior Loan            means the Syndicate Loan Documents and the Offshore
   Documents"           Credit Facilities.

"Spread"                means [    ]% ([               ] per cent);

"Subordinated Loan      means this Agreement and all other documents delivered
   Documents"           by or on behalf of the Borrower or any Subsidiary to the
                        Lender in connection herewith or therewith.

"Subordinated           means any obligations of the Borrower to the Lender
   Obligations"         under this Agreement, whether for principal, interest
                        (including without limitation interest accruing after the filing of any bankruptcy or insolvency proceedings), fees, expenses or otherwise.

"Subsidiary"            of a Person means any corporation of which more than 50%
                        of the voting stock is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.
                        Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower, and include Amdahl Capital

                        Corporation.

"Syndicate Banks"       means any and all banks and other financial institutions
                        with Bank of America National Trust and Saving
                        Association as Agent as are from time to time party to the Syndicate Credit Agreement.

"Syndicate Credit       means an agreement being negotiated or to be negotiated
     Agreement"         among the Syndicate Banks, the Borrower and Amdahl
                        Capital Corporation providing for a secured revolving credit facility in the amount of up to $100,000,000 with the committed period of not more than two (2) years.

"Syndicate Loan         means the Syndicate Credit Agreement, and all Notes,
   Documents"           Guaranties, Collateral Documents, the Fee Letter, and
                        the L/C Related Documents referred to (and as defined in) in the Syndicate Credit Agreement, and all other documents delivered by the Borrower to the Syndicate
                        Banks or the agent for the Syndicate Banks in connection with the Syndicate Credit Agreement, but shall not include any extension, or renewal or replacement thereof beyond the original revolving commitment termination date unless such extension, renewal or replacement was entered into at a time when there is an "Event of Default" (or an event which with the passage of time, giving of notice, or both, would become an "Event of Default" thereunder) existing under the Syndicate Loan
                        Documents.

"Taxes" means all present and future taxes, levies, duties, charges, fees, deductions and withholdings imposed or levied by any governmental, fiscal or other competent authority in the U.S.A. or any other jurisdiction from which the Borrower makes payment not being a tax on overall net income and "Tax" and "Taxation" shall be construed accordingly;

"Writing"               includes tested telex and facsimile transmission legibly
                        received, except in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "written" has a corresponding meaning.

1.2 Save as otherwise expressly provided, references in this Agreement to this Agreement or to any other agreement, instrument or document include references to this Agreement or such other document (including the Senior Loan Documents) as varied, supplemented, novated and/or replaced in any manner from time to time.

1.3 References in this Agreement to clauses, sub-clauses, paragraphs, schedules and annexes are to be construed as references to clauses, sub-clauses, paragraphs, schedules and annexes of this Agreement unless otherwise stated.

1.4 References in this Agreement to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5 References in this Agreement to the Borrower or the Lender shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns.

1.6 Clause headings in this Agreement are for convenience only and shall in no way affect the construction hereof.


                                 THE FACILITY
                                 ------------

2.      The Facility and Subordination
        ------------------------------

2.1 Upon and subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained in Clause 15 the Lender agrees to make the Loan Facility available to the Borrower.

2.2 The parties agree that the Loan Facility shall be subordinated on the terms and conditions set out in Schedule II.


3.      Purpose
        -------

        The Loan Facility shall be used by the Borrower for its working capital requirements and general corporate purposes.


4.      Maximum Amount
        --------------

        Notwithstanding any other provision of this Agreement the aggregate principal amount of the Loan outstanding shall not exceed
        U.S.$100,000,000.

                      CONDITIONS PRECEDENT AND SUBSEQUENT
                      -----------------------------------

5.      Conditions Precedent
        --------------------

5.1 The obligation of the Lender hereunder to make any advance under the Loan Facility is subject to the condition that the Lender shall first have received all of the documents specified in Clause 5.3.

5.2 The obligation of the Lender hereunder to make any advance under the Loan Facility is subject to the further conditions precedent that on each Drawdown Date:-

        5.2.1 the matters represented and warranted by the Borrower in Clause 15 are true and correct in all material respects and will be true and correct in all material respects immediately after the advance is made; and

        5.2.2 no Event of Default or Potential Event of Default has occurred and is continuing and has not been waived by the Lender or would result from the making of the advance.

5.3     The documents referred to in Clause 5.1 are as follows:-

        5.3.1 a copy, certified by a duly authorised officer of the Borrower as being a true copy, of the certificate of incorporation and By-Laws of the Borrower;

        5.3.2 a certificate of the Secretary or Assistant Secretary of the Borrower to the effect that the requisite board resolutions in the agreed terms have been duly and properly passed at a duly convened and constituted meeting of the Borrower:-

                5.3.2.1 authorising the execution, delivery and performance on behalf of the Borrower of this Agreement; and

                5.3.2.2 authorising a named person or persons specified therein and whose specimen signature(s) appear thereon to sign on behalf of the Borrower this Agreement and to give any notices or certificates required in connection therewith and confirming that such resolutions are still in effect and have not been varied or rescinded;

        5.3.3   a certificate of a duly authorised officer of the

                Borrower confirming that at the Drawdown Date the aggregate of the Borrowings of the Borrower (including borrowing under the Senior Loan Documents) do not or, as the case may be would not, if fully drawn, exceed any borrowing limit contained in the Borrower's constitutional documents or in any trust deed or other agreement or instrument to which the Borrower is a party;

        5.3.4   this Agreement executed by each of the parties hereto;

        5.3.5 the foreign exchange clearance document to be issued by the Minister of Finance of Japan for the Loan Facility; and

        5.3.6 such other documents and information as the Lender may reasonably require.


6.      Conditions Subsequent
        ---------------------

6.1 In respect of each fiscal month of each year of the Commitment Period the Borrower shall deliver to the Lender within 15 days of the end of such fiscal month a report on its outstanding bank credit usage, including details of the aggregate bank borrowings outstanding at the end of such fiscal month, with a breakdown of such aggregate bank borrowings between U.S. and offshore loans, between secured and unsecured debt and between Senior Obligations (referred to in SCHEDULE
        II) and other obligations. For these purposes, "bank borrowings" means any indebtedness of the Borrower and its consolidated subsidiaries incurred in respect of moneys borrowed from, or guaranties provided by, any bank, including without limitation indebtedness outstanding under the Loan Facility and indebtedness outstanding in favor of the Syndicate Banks and the Offshore Lenders. The first relevant fiscal month for such reporting shall be January, 1994.

6.2 The Borrower shall deliver to the Lender, promptly upon execution thereof, duly executed copies of the Senior Loan Documents and the Intercreditor Agreement.

6.3 The Borrower shall not enter into any loan, credit, or other finance agreement with any third party under which any rights whatsoever of the lender(s) thereunder rank senior in priority to any of the rights of the Lender hereunder, without the prior written approval of the Lender. The Borrower shall, for the purposes of obtaining such approval, supply the Lender with all and any documents and information which are relevant thereto in sufficient time to allow the Lender to consider the same. This Sub-clause 6.3 shall not apply to the Senior Loan Document upon condition that the

        Senior Loan Documents are submitted to the Lender well in advance for the execution thereof.


                         AVAILABILITY OF THE FACILITY
                         ----------------------------


7.      Availability of the Loan Facility
        ---------------------------------

7.1 The availability of the Loan Facility shall be subject to the provisions of Clause 5.

7.2 The Loan Facility shall be available for drawdown in two or more tranches as follows:

        7.2.1   the first tranche shall be in the amount of US$80,000,000;

        7.2.2 the second and subsequent tranches, which shall be in the amount of US$20,000,000 or any smaller amount, may be drawn down on the request of the Borrower at any time after January 28, 1994 but during the Commitment Period, and any undrawn part of the Loan Facility shall be cancelled at the end of the Commitment Period.

7.3 No Drawdown under the Loan Facility shall be made if an Event of Default or Potential Event of Default has occurred and is continuing and has not been waived by the Lender whether or not the Lender shall have made any declaration pursuant to Clause 17.

7.4 As agreed by the parties, the first Drawdown shall be made on January 28, 1994. A subsequent Drawdown may not be made unless a Notice of Drawdown has been delivered to the Lender not later than 60 calendar days before the proposed Drawdown Date.


                                   INTEREST
                                   --------

8.      Interest Periods for the Loan
        -----------------------------

        Subject to Clause 10 the period for which the Loan is outstanding shall be divided into successive Interest Periods of three months duration (ending April 28, July 28, October 28 and January 28 each year) with the first such Interest Period commencing on the initial Drawdown Date, provided that any Interest Period that would otherwise end at any time after the Repayment Date shall end on that date. As to the second and subsequent tranches, the same Interest Periods as the first such Interest Period commencing on such second and subsequent Drawdown Date shall be applicable, and if such Drawdown Date is not the first day of the Interest Period, the interest on the first such Interest Period shall be calculated on an accrual basis.


9.      Interest on the Loan
        --------------------

9.1 For each tranche, the Borrower shall pay interest in arrears on the Loan on each Interest Payment Date, such interest to be computed during all or part of the Interest Period current or ending on that date at a rate per annum equal to the aggregate sum of (i) LIBOR for the advance and that Interest Period and (ii) the Spread for that Interest Period. Such interest shall be calculated on the basis of a 360 day year and actual days elapsed and shall accrue from day to day.

9.2 For the purpose of the determination of LIBOR applicable during each Interest Period, the Lender will, on the second London business day (being a day on which commercial banks and foreign exchange markets settle payments in London) prior to the commencement of each Interest Period (the "Interest Determination Date"), record at 11:00 a.m. (London time) the offered rate for U.S. dollar deposits in London for a three-month period ("Three Month Deposits") as at 11:00 a.m. (London time) on the Interest Determination Date in question, as displayed on the Telerate System as Telerate Page No. 3750 or such other page or pages as may replace Telerate Page No. 3750 on that system or such other system as may be nominated by British Banker's Association as the information vendor for the purpose of displaying British Banker's Association offered rates for U.S. dollars (the "Screen Page"). Subject as follows, such rate shall be "LIBOR" for the purposes of this Agreement.

9.3 If for any reason the Screen Page does not display the information referred to in Clause 9.2 above by 1:00 p.m. (London time) on any Interest Determination Date then the Lender will, on such Interest Determination Date, request the Reference Banks to provide the Lender with their offered quotations to lending banks for Three Month Deposits as at 11:00 a.m. (London time) on the Interest Determination Date in question and, in this event, LIBOR shall, subject as provided below, be the arithmetic average (rounded if necessary to the nearest 0.00001 per cent., 0.000005 per cent. being rounded upwards) of such offered quotations, as determined by the Lender.

9.4     If on any Interest Determination Date on which the provisions of Clause
        9.3 above apply one only or none of the Reference Banks provides such an offered quotation to the Lender then the applicable LIBOR shall be determined pursuant to Clause 10.1 and 10.2.


10.     Alternative Interest Rates and Interest on Late Payments
        --------------------------------------------------------

10.1 Notwithstanding anything to the contrary herein contained, if prior to or on an Interest Payment Date the Lender acting reasonably and in good faith determines (which determination shall be conclusive and binding on the Borrower) that, by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining LIBOR applicable to the Loan for the relevant Interest Period the Lender shall promptly give written notice of such determination to the Borrower.

10.2 If the Lender gives a notice under Clause 10.1, during such Interest Period the rate of interest applicable to the Loan shall be the rate of interest calculated in respect of the immediately preceding Interest Period in accordance with Clause 9.

10.3 The Borrower shall pay interest on any amount (each an "overdue amount") of principal, interest or any other sum payable hereunder which is not paid when due hereunder for the period from the due date to the date of actual payment (as well after as before judgment) and such interest shall be due and payable on the last day of each successive default interest period (each a "default period") selected by the Lender into which such period shall be divided, each of which (other than the first) shall start on the last day of the immediately preceding default period.

10.4 During all or part of each default period for an overdue amount, interest shall accrue thereon at the rate per annum determined by the Lender as being the sum of (i) 2%, (ii) the Spread and (iii) LIBOR calculated as if that overdue amount was an advance under the Loan Facility and that the default period was the Interest Period therefor, for the relevant overdue amount.

10.5 Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to the Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Lender.

                      REPAYMENT, PREPAYMENT AND PAYMENTS
                      ----------------------------------

11.     Repayment of Loan Facility
        --------------------------

        Subject to the terms of Schedule II, the Loan shall be repaid in full by the Borrower on the Repayment Date.


12.     Prepayment of Loan
        ------------------

12.1 At any time after the expiry of 2 years from the initial Drawdown Date the Borrower may, with any required prior written consent of, or on behalf of, all the Syndicate Banks addressed to the Borrower and the Lender, give the Lender not less than three months' prior written notice that it wishes to prepay the whole of the Loan, or any part of the Loan in increments of US$20,000,000, on any Interest Payment Date for the Loan. No prepayment fee shall be payable by the Borrower in such case.

12.2 Any notice of intended prepayment shall be irrevocable and shall specify the date upon which such prepayment is to be made and the amount of such prepayment and the Borrower shall be obliged to make such prepayment on such date.

12.3    No amount prepaid shall be redrawn.


13.     Payments; Subordination
        -----------------------

13.1 Each payment of interest and the repayment and any prepayment of principal under this Agreement shall be made in U.S. dollars.

13.2 Each payment due from the Borrower shall be made to the Lender in immediately available freely transferable cleared funds not later than
        11.00 a.m. (Japan time) on the due date at such bank account in Tokyo as the Lender shall have notified to the Borrower. The Lender shall also notify the Borrower of the amount to be paid by the Borrower and the relevant due date thereof.

13.3 If any date for payment of any sum due is not a Business Day then such payment shall be made on the next following Business Day or, if that Business Day would fall in the following month, such payment shall be made on the preceding Business Day.

13.4 Subject to Clause 14 all payments to be made by the Borrower in respect of the Loan Facility (whether of principal, interest, or otherwise) shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or, except to the extent compelled by law, any deduction on account of any Taxes.

13.5 The Lender's right to receive any payments hereunder and to enforce certain remedies upon an Event of Default is subject to the provisions of Schedule II incorporated herein by reference.

14.     Deduction of Tax
        ----------------

        If the Borrower is compelled by law to withhold or deduct any Taxes from any sum payable hereunder the Borrower shall deliver to the Lender (as the case may be) as soon as reasonably practicable but not later than one month after the payment, an original receipt or a certified copy thereof for the Lender evidencing the payment by the Borrower to the appropriate authority of all amounts so required to be withheld or deducted.

                  REPRESENTATIONS, COVENANTS AND TERMINATION
                 --------------------------------------------

15.     Representations and Warranties
        ------------------------------

        The Borrower represents and warrants to the Lender with respect to itself and its Subsidiaries as follows:

15.1    Corporate Existence and Power.  The Borrower and each of its
        -----------------------------
        Subsidiaries:

        (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

        (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, delivery, and perform its obligations under this Agreement;

        (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

        (d) is in compliance with all Requirements of Law; except, in each case referred to in paragraph (c) or paragraph

                (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

15.2    Corporate Authorization:  No Contravention.  The execution, delivery
        ------------------------------------------
        and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action, and do not and will not:

        (a)     contravene the terms of any of the Organization Documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or

        (c)     violate any Requirement of Law.

15.3    Governmental Authorization. No approval, consent, exemption,
        --------------------------
        authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of the Agreement.

15.4    Binding Effect. This Agreement constitutes the legal, valid and binding
        --------------
        obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

15.5    Litigation. Except as specifically disclosed, there are no actions,
        ----------
        suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or its Subsidiaries or any of their respective properties which may purport to, affect or pertain to this Agreement, or any of the transactions contemplated hereby or thereby.

15.6    No Default. No Event of Default exists or would result from the
        ----------
        incurring of any obligations hereunder by the Borrower. As of the Closing Date, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any

        Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Clause 17.

15.7    ERISA Compliance.
        ----------------

        (a) Except as specifically disclosed, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification.

        (b) There are no pending, or to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

        (c) Except as specifically disclosed, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

        (d) Except as specifically disclosed, no Pension Plan has any unfunded pension liability. The aggregate unfunded pension liability for all Pension Plans does not exceed $10,000,000.

        (e) Except as specifically disclosed, the Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

        (f) Except as specifically disclosed, the Borrower has not transferred any unfunded pension liability to any Person or otherwise engaged in a transaction that could be subject to
                Section 4069 of ERISA.

        (g) No trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b),
                (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. Neither the Borrower nor any Person under common control with the Borrower (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of
                Section 4001(a)(3) of ERISA.

15.8    Use of Proceeds: Margin Regulations. The proceeds of the Loans are to be
        -----------------------------------
        used solely for the purposes set forth in and permitted by Clause 3. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

15.9    Title to Properties. The Borrower and each of its Subsidiaries have good
        -------------------
        record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

15.10   Taxes. The Borrower and its Subsidiaries have filed all Federal and
        -----
        other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, when finally resolved reasonably be expected to have a Material Adverse Effect.

15.11  Financial Conditions.
       --------------------
        (a) When issued, the unaudited consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 1993, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the year ended on that date:

                (i) will be prepared in accordance with GAAP consistently applied throughout the period convered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                (ii) will fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                (iii) except as specifically disclosed, will show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes and other material commitments.

15.12  Environmental Matters.
       ---------------------

        (a) Except as specifically disclosed, the on-going operations of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $10,000,000 in the aggregate.

        (b) Except as specifically disclosed, the Borrower and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

        (c) Except as specifically disclosed, none of the Borrower, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

        (d) Except as specifically disclosed, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Borrower or any of its Subsidiaries, or arising from operations prior to the Closing Date, of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries in excess of $10,000,000 in the aggregate for any such condition, circumstance or property.

        The above warranties of this Clause apply except to the extent that any failure to comply described in sub-Clause (a), failure to obtain described in sub-Clause (b), or circumstance or condition described in sub-Clause (c) or (d) could not reasonably be expected to have a Material Adverse

        Effect.

15.13   Regulated Entities. None of the Borrower or any Subsidiary is an
        ------------------
        "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interests Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Borrowings.

15.14   Copyrights, Patents, Trademarks and Licenses, etc. The Borrower or its
        -------------------------------------------------
        Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary materially infringes upon any rights held by any other Person. Except as specifically disclosed, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

15.15   Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries
        ------------
        other than those specifically disclosed and has no equity investments in any other corporation or entity other than those specifically disclosed.

15.16   Insurance. Except as specifically disclosed, the properties of the
        ---------
        Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and self-insured retentions and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

15.17   Full Disclosure. None of the representations or warranties made by the
        ---------------
        Borrower in this Agreement as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with this Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

16.     Affirmative Covenants
        ---------------------

        So long as the Lender shall have any commitment or obligations hereunder, or any part of the Loan or other Contractual Obligation of the Borrower hereunder shall remain unpaid or unsatisfied unless the Lender waives compliance in writing:

16.1 Financial Statements. The Borrower shall deliver to the Lender, in form and detail satisfactory to the Lender:-

        (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1993), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Anderson & Co. or another nationally-recognized independent public accounting firm ("Independent Auditor") which
                                                    --------------------
                report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records; and

        (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending April 1, 1994), a copy of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter.

16.2    Certificates; Other Information. The Borrower shall furnish to the
        -------------------------------
        Lender:

        (a) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower or any Subsidiary may make to, or file with, the SEC;

        (b) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Lender may from time to time reasonably request; and

        (c) promptly, copies of all certificates and any other documents whatsoever delivered to the Syndicate Banks pursuant to the Syndicate Loan Documents.

16.3    Notices.  The Borrower shall promptly notify the Lender:
        -------

        (a) of the occurrence of any Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to become an Event of Default;

        (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

        (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary (i) in which the amount of damages claimed is $25,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement;

        (d) of any other litigation or proceeding affecting the Borrower or any of its Subsidiaries which the Borrower would be required to report to SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

        (e) of any of the following events affecting the Borrower, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower with respect to such event:

                (i)     an ERISA Event;

                (ii)    if any of the representations and warranties in Clause
                        15.7 ceases to be true and correct;

                (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code; and

        (f) of any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries.

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Clause 16.3(a) shall describe with particularity any and all clauses or provisions of this Agreement that have been (or foreseeably will be) breached or violated.

16.4    Preservation of Corporate Existence, Etc.  The Borrower shall:
        ----------------------------------------

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

        (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

        (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

16.5    Maintenance of Property. The Borrower shall maintain, and preserve all
        -----------------------
        its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

16.6    Insurance. The Borrower shall maintain, and shall cause each of its
        ---------
        Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured by persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other persons; including workers' compensation insurance, public liability and property and casualty insurance.

16.7    Payment of Obligations. Except to the extent any failure to do so could
        ----------------------
        not reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall require each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

        (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

        (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

        (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.

16.8    Compliance with Laws. Except to the extent any failure to do so could
        --------------------
        not reasonably be expected to have a Material Adverse Effect, the Borrower shall comply, and shall require each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

16.9    Inspection of Property and Books and Records. The Borrower shall
        --------------------------------------------
        maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Lender to visit and inspect any of their respective properties, to examine their respective corporate financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Lender may do any
        --------  -------
        of the foregoing at the expense of the Borrower at any time during normal business hours.

16.10   Environmental Laws. Except to the extent any failure to do so could not
        ------------------
        reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each Subsidiary to, conduct their operations and keep and maintain their property in compliance with all Environmental Laws.

16.11   Further Assurances. The Borrower shall ensure that all written
        ------------------
        information, exhibits and reports furnished to the Lender do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Lender and correct any defect or error that may be discovered therein or in the execution, acknowledgement or recordation thereof.

17.     Acceleration and Termination in Case of Default
        -----------------------------------------------

17.1 Any of the following events which shall occur shall constitute an "Event of Default":

        (a)     Payments. The Borrower shall fail to pay (i) any amount of
                --------
                principal of the Loan on the date due or (ii) any amount of interest on the Loan or any other amount payable hereunder within five (5) Business Days after the date due.

        (b)     Representations and Warranties. Any representation or warranty
                ------------------------------
                by the Borrower under this Agreement shall prove to have been incorrect in any material respect when made or deemed made.

        (c)     Failure by Borrower to Perform Other Covenants. The Borrower
                ----------------------------------------------
                shall fail in any material respect to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall to the Borrower by the Lender of such failure, subject to subsection (f) below.

        (d)     Bankruptcy. The Borrower shall file a voluntary petition in
                ----------
                bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the U.S. Bankruptcy Code or under any other state or U.S. federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Borrower pursuant to the Bankruptcy Code or any such other state or federal law; or the Borrower shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of the Borrower's property, or shall take any action to authorize any of the actions set forth above in this subsection; or an involuntary petition seeking any of the relief specified in this subsection shall be filed against the Borrower and shall not be dismissed within 60 days; or any order for relief shall be entered against the Borrower in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

        (e)     Syndicate Credit Agreement. All principal and interest of the
                --------------------------
                Senior Obligations under the Syndicate Credit Agreement or the Offshore Credit Facilities shall have become due and payable (whether by acceleration or otherwise) and shall not have been paid within five (5) days after it has become due and payable.

        (f)     Failure to Obtain Approval Under Clause 6.3. The entering into
                -------------------------------------------
                by the Borrower of any relevant agreement without obtaining the prior requisite approval of the Lender pursuant to Clause 6.3

17.2 If any Event of Default shall occur, the Lender may, subject to Schedule II hereof, (i) by notice to the Borrower, (A) declare its obligation to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable together with the default penalty interest at the rate of 2% per annum and all actual losses incurred with the Lender (all amount payable, the "Default Amount Payable") due to the penalty, damage exchange loss or other payment required to be made to the swap counterparties of the Lender in connection with the Loan Facility, whereupon the Default amount payable shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that if an event described in Clause 17.1(d) shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified in subclause (A) or (B) of this Clause 17.2 shall occur automatically, without the giving of any such notice, and (ii), whether or not the actions referred to in the preceding subsection (i) have been taken, proceed to enforce all other rights and remedies available to the Lender under applicable law.


                            EXPENSES AND STAMP DUTY
                            -----------------------
18.     Expenses
        --------

18.1 The Borrower shall reimburse the Lender in respect of legal fees up to US$25,000 and all other reasonable expenses (and any value added or similar tax thereon) incurred by the Lender in connection with the negotiation, preparation, execution and completion of this Agreement save as otherwise expressly provided herein.

18.2 The Borrower shall reimburse the Lender for all actual expenses including without limitation legal fees (and any value added or similar tax thereon) incurred by it in connection with the enforcement or preservation of any of its rights under this Agreement.

19.     Stamp Duty
        ----------

        The Borrower shall pay all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement.


                           ASSIGNMENTS AND TRANSFERS
                           -------------------------

20.     Assignments and Transfers
        -------------------------

20.1 Subject to Schedule II, the Lender may assign all or any of its rights and benefits or transfer all or any of its rights, benefits and obligations hereunder.

20.2 This Agreement shall be binding upon and inure for the benefit of each party hereto and its successors and permitted assigns.

20.3 The Borrower shall not be entitled to assign or transfer all or any of its rights benefits or obligations hereunder without the prior written consent of the Lender.


                                 MISCELLANEOUS
                                 -------------

21.     Calculations and evidence of debt
        ---------------------------------

21.1 The Lender will maintain and keep accounts showing the aggregate amount of all sums advanced from time to time by the Lender hereunder and all payments made from time to time by the Borrower in respect thereof. The accounts kept by the Lender shall in the absence of manifest error constitute prima facie evidence of the advances made by the Lender pursuant to this Agreement and of such payments.

21.2 A certificate of the Lender as to an interest rate for the purposes of Clause 9 or 10 shall constitute prima facie evidence thereof in the absence of manifest error.

22.     Notices
        -------

22.1    All communications to be made hereunder shall be made in writing.

22.2 Any notices, proceedings or other documents to be served on a party pursuant to this Agreement shall be addressed to it at its principal office as first set out herein or at such other address as that party may hereafter advise the other party in writing.

22.3    Any notice shall be deemed to have been given:-

        22.3.1 if posted, on the seventh Business Day following the day on which it has been properly despatched by airmail postage prepaid; and

        22.3.2 if sent by facsimile transmission, on the Business Day on which transmitted or, in the case of a written notice lodged by hand, at the time of actual delivery thereof at the address referred to above.


23.     Invalidity of Provisions
        ------------------------

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby.


24.     Waivers and Counterparts
        ------------------------

24.1 No failure to exercise and no delay in exercising on the part of the Lender any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other power or right.

24.2 This Agreement shall be executed in California in two counterparts each of which shall be an original, but all the counterparts shall together constitute one and the same instrument.

25.     Governing Law and Jurisdiction
        ------------------------------

25.1 This Agreement (except Schedule II) shall be governed by and construed in accordance with the laws of Japan.

25.2 The parties hereby submit for all purposes of or in connection with this Agreement (except Schedule II) to the non-exclusive jurisdiction of the Tokyo District Court, and solely for such purposes the Borrower hereby appoints Keiji Matsumoto at the office of Hamada & Matsumoto Law Office, Tokyo, Japan, or such other person having an address for service in Tokyo, Japan as the Borrower may appoint, to accept service on its behalf in any proceedings in such court.

25.3 Schedule II shall be governed by and construed in accordance with the laws of the State of California.

25.4 The parties hereby submit in connection with Schedule II to the non-exclusive jurisdiction of the courts of the State of California and of the United States District Court for the Northern District of California.


AS WITNESS the hands of the authorised signatories of the parties hereto the day and year first above written.

The Borrower
- - ------------



Signed by                               /s/     E. Joseph Zemke
for and on behalf of                            President and
AMDAHL CORPORATION                              Chief Executive Officer

in the presence of :-                   /s/     Michael B. Shahbazian
                                                Vice President and
                                                Treasurer


The Lender
- - ----------



Signed by                               /s/     Tadashi Sekizawa
for and on behalf of                            President and
FUJITSU LIMITED                                 Representative Director

in the presence of :-                   /s/     Satoshi Sugimoto
                                                General Manager
                                                Finance Division